                                                                     Exhibit 1.1
                                                                     -----------

                                                                  EXECUTION COPY

                                 $199,000,000

                            EARTHWATCH INCORPORATED


                        199,000 UNITS CONSISTING OF ONE
                           13% SENIOR DISCOUNT NOTE
                             AND 49.095 SHARES OF
                           SERIES C PREFERRED STOCK



                              PLACEMENT AGREEMENT





                                 JULY 7, 1999

                            EARTHWATCH INCORPORATED

                              PLACEMENT AGREEMENT

                                                               July 7, 1999
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036-8293

Dear Sirs and Mesdames:

          EarthWatch Incorporated, a Delaware corporation (the "Company"), proposes to issue and sell to Morgan Stanley & Co. Incorporated (the "Placement Agent") 199,000 Units (the "Units"). Each Unit will consist of (i) one of its $1,000 principal at maturity 13% Senior Discount Note due 2007 (collectively, the "Notes") to be issued pursuant to the provisions of an indenture (the "Indenture") dated as of the Closing Date (as defined below), between the Company and The Bank of New York, trustee (in such capacity, the "Trustee"), and
(ii) 49.095 shares of series C cumulative convertible redeemable preferred stock, par value $.001 per share (the "Preferred Stock").

          The Placement Agent and its direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement relating to the Notes to be dated the Closing Date (the "Notes Registration Rights Agreement"), and to be substantially in the form attached hereto as Exhibit A, and (ii) a Registration Rights Agreement related to the Preferred Stock, dated the Closing Date (the "Preferred Registration Rights Agreement") and to be substantially in the form attached hereto as Exhibit B.

          The Units will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act.

          In connection with the sale of the Units, the Company has prepared a preliminary private placement memorandum (the "Preliminary Memorandum") and will prepare a final private placement memorandum (the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum") including a description of the terms of the Units, the Notes and the Preferred Stock, the terms of the offering and a description of the Company and its business.

          1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that as of the date hereof:

          (a) The Preliminary Memorandum does not contain and the Final Memorandum, in the form used by you to confirm sales and on the Closing Date (as defined below), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(a) do not apply to statements or omissions in either Memorandum based upon information relating to you furnished to the Company in writing by you expressly for use therein.

          (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

          (c) Each subsidiary of the Company listed on Schedule I hereto (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned of record, directly or indirectly, by the Company, free and clear of all liens, encumbrances, equities or claims other than those indicated in either Memorandum.

          (d) This Agreement has been duly authorized, executed and delivered by the Company.

          (e) The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the Indenture and delivered to and paid for by you in accordance with the terms of this Agreement, will (i) be valid and binding obligations of the Company enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and
(ii) be entitled to the benefits of the Indenture and the Notes Registration Rights Agreement.

          (f) Each of the Indenture and the Notes Registration Rights Agreement has been duly authorized and, when executed and delivered by the Company on the Closing Date, will be duly executed and delivered by, and will be a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) with respect to the Notes Registration Rights Agreements, any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

          (g) The Pledge Agreement has been duly authorized by the Company and, when executed and delivered by the Company and executed by the Trustee, will constitute a valid and binding agreement, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (h) The Amended and Restated Collateral Pledge and Security Agreement has been duly authorized, executed and delivered by the Company and the Collateral Agent and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (i) The Preferred Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

          (j) The Preferred Stock has been duly authorized and reserved by the Company and, when issued and delivered upon the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.

          (k) The shares of Preferred Stock outstanding prior to the issuance of the Units have been duly authorized and are validly issued, fully paid and non-assessable.

          (l) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Notes Registration Rights Agreement, the Pledge Agreement, the Amended and Restated Collateral Pledge and

Security Agreement, the Preferred Registration Rights Agreement, the Notes and the Preferred Stock (collectively, the "Transaction Documents") and the issuance, sale and delivery of the Notes and the Preferred Stock will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any Subsidiary or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of, or qualification with, the existing security holders of the Company or any governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents, except such as have been obtained or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Units, Notes or Preferred Stock.

          (m) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company or any Subsidiary from that set forth in the Final Memorandum.

          (n) There are no legal or governmental proceedings pending or overtly threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company is subject other than proceedings accurately described in all material respects in the Final Memorandum and proceedings that would not have a material adverse effect on the Company, or on the power or ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated by the Final Memorandum.

          (o) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Units, the Notes or the Preferred Stock in a manner that would require the registration under the Securities Act of the Units, the Notes or the Preferred Stock or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Units, the Notes or the Preferred Stock (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (p) The Company is not, and after giving effect to the offering and sale of the Units, the Notes and the Preferred Stock and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company," or an entity "controlled" by an investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (q) The Company has reviewed its operations and those of its subsidiaries to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Company and its subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, (i) the Company has no reason to believe, and does not believe, that (A) there are any issues related to the Company's preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Memorandum which have not been accurately described in the Memorandum and (B) the Year 2000 Problem will have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or result in any material loss or interference with the business or operations of the Company and its subsidiaries, taken as a whole; and (ii) the Company reasonably believes, after due inquiry, that the suppliers, vendors, customers or other material third parties used or served by the Company and such subsidiaries are addressing or will address the Year 2000 Problem in a timely manner, except to the extent that a failure to address the Year 2000 Problem by any supplier, vendor, customer or material third party would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

          (r) The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company; and there are no costs and liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          (s) It is not necessary in connection with the offer, sale and delivery of the Units, the Notes and the Preferred Stock to the Placement Agent in the manner contemplated by this Agreement to register the Units, the Notes or the Preferred Stock under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

          (t) The Units, the Notes and the Preferred Stock satisfy the requirements set forth in Rule 144A(d)(33) under the Securities Act.

          (u) As of the date hereof the Company is, and as of the Closing Date the Company will be, an "operating company" within the meaning of Regulation 29 C.F.R. (S) 2510.3-101 issued by the U.S. Department of Labor.

          (v) The Company has obtained insurance (the "QuickBird 1 Insurance") in the amounts and in accordance with the terms outlined in Exhibit A to the Amended and Restated Collateral Pledge and Security Agreement; except as described in the Final Memorandum, the Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; the Company has not been refused any insurance coverage sought or applied for; and, the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, except as described in or contemplated by the Final Memorandum.

          (w) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (x) Except as described in the Final Memorandum, the Company and its Subsidiaries own or possess, or can acquire on reasonable terms, all material licenses, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and except as described in the Final Memorandum, the Company and its Subsidiaries have not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company.

          (y) Except as described in the Final Memorandum, the Company has obtained all necessary orders, permits, licenses (including, without limitation, a Federal Communications Commission license to permit the Company to communicate with its QuickBird 1 and QuickBird 2 satellites after launch), authorizations, consents and approvals of and from, and has made all necessary filings with, all federal, state, local, foreign supranational, national, regional and other governmental authorities, all self-regulatory organizations, all courts and tribunals and from other persons material to the conduct of its business except to the extent that the failure to obtain such orders, permits, licenses, authorizations, consents and approvals or to make such filings, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company; except as described in the Final Memorandum, the Company has not received any notice of proceedings relating to revocation or modification of any such orders, permits, licenses, authorizations, consents or approvals, nor is the Company in violation of, or in default under, any federal, state, local, foreign supranational, national or regional law, regulation, rule, decree, order or judgment applicable to the Company the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company, except as described in the Final Memorandum.

          (z) The terms of the Units, the Notes, the Preferred Stock, the Indenture, the Notes Registration Rights Agreement, the Pledge Agreement, the Amended and Restated Collateral Pledge and Security Agreement, and the Preferred Registration Rights Agreement conform in all material respects to the description thereof contained in the Final Memorandum under the headings "Description of Units," "Description of the Notes," and "Description of the Preferred Stock," and such description conforms in all material respects to the rights set forth in the relevant Transaction Documents and the Certificate of Incorporation.

          (aa) Except as contemplated by this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Units, the Notes and the Preferred Stock.

          (bb) The Company is not in violation of the Foreign Corrupt Practices Act, as amended.

          (cc) The Subsidiaries of the Company, individually and in the aggregate, constitute less than two percent (2%) of the Company's revenues.

          2. Offering. You have advised the Company that you will make an offering of the Units purchased by you hereunder on the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into as in your judgment is advisable.

          3. Purchase and Delivery. The Company hereby agrees to sell to you, and, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, you agree to purchase, from the Company, Units at a purchase price of $684.61 per Unit plus accrued interest on the Notes, if any, from July 12, 1999 to the date of payment and delivery.

          Payment for the Units shall be made against delivery of the Units at a closing (the "Closing") to be held at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 9:00 A.M., local time, on July 12, 1999, or at such other time on the same or such other date, not later than July 19, 1999, as shall be designated in writing by you. The time and date of such payment are herein referred to as the Closing Date, Payment for the Units shall be made to the Company in federal funds or other funds immediately available in New York City.

          Certificates for the Units, the Notes and the Preferred Stock shall be in global or definitive form and registered in such names and in such denominations as you shall request in writing not less than, one full business day prior to the Closing Date. The certificates evidencing the Units, the Notes and the Preferred Stock shall be delivered to you on the Closing Date for your account, with any transfer taxes payable in connection with the transfer of the Units, the Notes or the Preferred Stock to you duly paid, against payment of the purchase price therefor.

          4. Conditions to Closing. Your obligations under this Agreement to purchase the Units will be subject to the following conditions:

          (a) Subsequent to the date of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the results of operations, business or operations of the Company from that set forth in the Preliminary Memorandum that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in the Final Memorandum.

          (b) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

          (c) You shall have received on the Closing Date an opinion of Cooley Godward LLP, independent counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit C.

          (d) You shall have received on the Closing Date an opinion of Pierson & Burnett, L.L.P., special regulatory counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit D.

          (e) You shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Placement Agent, dated the Closing Date, in form and substance satisfactory to you.

          (f) You shall have received on each of the date hereof and the Closing Date a letter in the form of an agreed-upon procedures letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from PricewaterhouseCoopers LLP, independent public accountants for the Company, containing certain statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Final Memorandum.

          (g) You shall have received on the Closing Date each of the Transaction Documents, in each case duly executed and delivered by all the parties thereto, and such other certificates and documents as you or your counsel may reasonably request.

          (h) The Company shall have obtained the consent of 66 2/3% of the outstanding principal amount holders of its 12 1/2% Senior Notes due 2005 to the amendments to the Indenture dated March 17, 1999, as amended and restated on April 9, 1999, between the Company and The Bank of New York, trustee, and the Amended and Restated Collateral Pledge and Security Agreement.

          (i) The Company shall have received an authorization from the Federal Communications Commission which will allow implementation of the change of control of the Company contemplated by the recapitalization agreement, dated April 8, 1999.

          (j) The Company shall have obtained, and entered into an agreement with respect to, the QuickBird 1 Insurance and, from the proceeds of the sale of the Units, have paid the premium required to obtain the QuickBird 1 Insurance.

          (k) The Company shall have received the executed report of PricewaterhouseCoopers LLP prepared in connection with its audit of the financial statements of the Company which shall not contain an explanatory paragraph as to the continuing viability of the Company as a going concern.

          5. Covenants of the Company. In further consideration of your agreements contained in this Agreement, the Company covenants as follows:

          (a) To furnish to you, without charge, during the period mentioned in paragraph (c) of this Section 5, as many copies of the Final Memorandum and any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request and to use its best efforts to deliver such copies to you by 5:00 p.m. (New York time) on the business day next following the execution of this Agreement.

          (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

          (c) If, during such period after the date hereof and prior to the date on which all of the Units shall have been sold by you, any event shall occur or condition exist as a result of which it is necessary in your judgment to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when such Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement such Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to you, either amendments or supplements to such Memorandum so that the statements in such Memorandum as so amended or supplemented will not, in the light of the circumstances when such Memorandum is delivered to a purchaser, be misleading or so that such Memorandum, as so amended or supplemented, will comply with applicable law.

          (d) To endeavor to qualify the Units, the Notes and the Preferred Stock for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (e) Whether or not any sale of such Units is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation of each Memorandum and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Units, the Notes and the Preferred Stock, (iii) the fees and disbursements of the Company's counsel and accountants, the Trustee, the Collateral Trustee and their respective counsel, (iv) the qualification of such Units, Notes and Preferred Stock under state securities or Blue Sky laws in accordance with the provisions of Section 5(d), including filing fees and the fees and disbursements of your counsel in connection therewith and in connection with the preparation of any Blue Sky or legal investment memoranda, (v) the printing and delivery to you in quantities as hereinabove stated of copies of the Memoranda and any amendments or supplements thereto, (vi) the fees and expenses, if any, incurred in connection with the admission of such Units, Notes or Preferred Stock for trading in PORTAL or any other appropriate market system, (vii) the costs and expenses of the Company and the Placement Agent relating to investor presentations on any "road show" undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, and travel and lodging expenses of the representatives and officers of the Company and any such consultants, (viii) fifty percent (50%) of the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

          (f) Not to (and not to knowingly allow any Affiliate to) sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Units, the Notes or the Preferred Stock in a manner which would require the registration under the Securities Act of such Units, Notes or Preferred Stock.

          (g) Not to solicit any offer to buy or offer or sell the Units, the Notes or the Preferred Stock by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (h) While any of the Units, the Notes or the Preferred Stock remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Units, Notes or Preferred Stock the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

          (i) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Units, Notes or Preferred Stock which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

          (j) The Company will use the net proceeds received by it from the sale of the Units pursuant to this Agreement in the manner specified in the Final Memorandum under the caption "Use of Proceeds".

          6. Offering of Securities, Restrictions on Transfer. You represent and warrant to the Company that you are a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). You agree with the Company that (i) you have not solicited and will not solicit offers for, or offer or sell, such Units, Notes or Preferred Stock by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, (ii) to the best of your knowledge, you have complied with the restrictions known to you with respect to resales of the Units, the Notes and the Preferred Stock in accordance with applicable requirements of the securities or Blue Sky laws of the various states and (iii) you have solicited and will solicit offers for such Units, Notes or Preferred Stock only from, and have offered and will offer such Units, Notes and Preferred Stock only to, persons that you reasonably believe to be QIBs and that in purchasing such Units, Notes and Preferred Stock, are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions."

          7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold you harmless, and each person, if any, who controls you within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, you, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by you or any such controlling of affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to you furnished to the Company in writing by you expressly for use therein, provided that the foregoing indemnity agreement with respect to the Preliminary Memorandum shall not inure to the benefit of the Placement Agent, or any person controlling the Placement Agent, if a copy of the Final Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Placement Agent if required by laws to have been delivered, at or prior to the written confirmation of the sale of the Offered Securities, and if the Final Memorandum (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of non-compliance of the Company with Section 5(a) hereof.

          (b) You agree to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to you, but only with reference to information relating to you furnished to the Company in writing by you expressly for use in either Memorandum or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to paragraph (a) of this Section 7 and by the Company in the case of parties indemnified pursuant to paragraph (b) of this Section 7. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in paragraph (a) or
(b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, from the offering of such Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other hand in connection with the offering of such Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Units (before deducting expenses) received by the Company and the total discounts and commissions received by the Placement Agent in respect thereof bear to the aggregate offering price of such Units. The relative fault of the Company on the one hand and of the Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the Placement Agent agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Units resold by it in the initial placement of such Units were offered to investors exceeds the amount of any damages that the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent or any person controlling the Placement Agent or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Units. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended in the PORTAL Market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in the Final Memorandum.

          9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          10. Miscellaneous. If this Agreement shall be terminated by you because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement the Company shall reimburse you for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by you in connection with this Agreement or the offering contemplated hereunder.

          11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          12. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

          13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between us.

                                             Very truly yours,

                                             EARTHWATCH INCORPORATED


                                             By: /s/ Herbert F. Satterlee III
                                                 -----------------------------
                                                 Name:  Herbert F. Satterlee III
                                                 Title: President and Chief
                                                        Executive Officer

Agreed, as of the date first above written

Morgan Stanley & Co.
   Incorporated


By: /s/ David J. Frey
   --------------------------
   David J. Frey

                                                                      SCHEDULE I
                                                                      ----------

Subsidiaries of EarthWatch Incorporated
---------------------------------------


EarthWatch-Mississippi Operations Incorporated

EarthWatch Satellite Corporation

                                                                       EXHIBIT A
                                                                       ---------

                  FORM OF NOTES REGISTRATION RIGHTS AGREEMENT


          This NOTES REGISTRATION RIGHTS AGREEMENT dated as of July 12, 1999 (the "Agreement"), is between EARTHWATCH INCORPORATED, a Delaware corporation (the "Company"), and MORGAN STANLEY & CO. INCORPORATED (the "Placement Agent").

          This Agreement is made pursuant to the Placement Agreement dated July 7, 1999, between the Company and the Placement Agent (the "Placement Agreement"), which provides for the sale by the Company to the Placement Agent of 199,000 Units. Each Unit consists of (i) one of its $1,000 principal amount at maturity 13% Senior Discount Notes due 2007 (the "Notes") and (ii) 49,095 shares (the "Preferred Shares") of its 8.5% Series C Cumulative Convertible Redeemable Preferred Stock (the "Series C Preferred Stock"). The Notes and the Preferred Shares included in each Unit will become separately transferable at the close of business upon the earliest to occur of (i) the date that is six months after the Closing Date (as defined below), (ii) the commencement of an exchange offer with respect to the Notes, (iii) the effectiveness of a shelf registration statement with respect to resales of the Notes or (iv) a date determined by the Placement Agent in its sole discretion. In order to induce the Placement Agent to enter into the Placement Agreement, the Company has agreed to provide to the Placement Agent and its direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Placement Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

          1.  Definitions.

          As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "Closing Date" shall mean the Closing Date as defined in the Placement Agreement.

          "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

          "Exchange Offer" shall mean the exchange offer by the Company of Exchange Notes for Registrable Notes pursuant to Section 2(a) hereof.

          "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

          "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Exchange Notes" shall mean notes issued by the Company under the Indenture containing terms identical to the Notes (except that the Exchange Notes will not contain restrictions on transfer) and to be offered to Holders of Notes in exchange for Notes pursuant to the Exchange Offer.

          "Holder" shall mean the Placement Agent, for so long as it owns any Registrable Notes, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Notes under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Holder" shall include Participating Broker-Dealers (as defined in Section 4(a)).

          "Indenture" shall mean the Indenture relating to the Notes dated as of July 12, 1999 between the Company and The Bank of New York, trustee, and as the same may be amended from time to time in accordance with the terms thereof.

          "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount at maturity of outstanding Registrable Notes; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Placement Agent or subsequent Holders of Registrable Notes if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

          "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Placement Agent" shall have the meaning set forth in the preamble.

          "Placement Agreement" shall have the meaning set forth in the preamble.

          "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration
     Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

          "Registrable Notes" shall mean the Notes; provided, however, that the Notes shall cease to be Registrable Notes (i) when a Registration Statement with respect to such Notes shall have been declared effective under the 1933 Act and such Notes shall have been disposed of pursuant to such Registration Statement, (ii) when such Notes have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act or (iii) when such Notes shall have ceased to be outstanding.

          "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Notes or Registrable Notes), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Placement Agent) and (viii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder.

          "Registration Statement" shall mean any registration statement of the Company that covers any of the Exchange Notes or Registrable Notes pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "SEC" shall mean the Securities and Exchange Commission.

          "Shelf Registration" shall mean a registration effected pursuant to
     Section 2(b) hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Notes (but no other securities unless approved by the Holders whose Registrable Notes are covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Trustee" shall mean the trustee with respect to the Notes under the Indenture.

          "Underwriter" shall have the meaning set forth in Section 3 hereof.

          "Underwritten Registration" or "Underwritten Offering" shall mean a registration in which Registrable Notes are sold to an Underwriter for reoffering to the public.

          2.  Registration Under the 1933 Act.

          (a) To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, the Company shall use its best efforts to cause to be filed an Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange all of the Registrable Notes for Exchange Notes and to have such Registration Statement remain effective until the closing of the Exchange Offer. The Company shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and use its best efforts to have the Exchange Offer consummated not later than 60 days after such effective date. The Company shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

          (i) that the Exchange Offer is being made pursuant to this Registration Rights Agreement and that all Registrable Notes validly tendered will be accepted for exchange;

          (ii) the dates of acceptance for exchange (which shall be a period of at least 20 business days from the date such notice is mailed) (the "Exchange Dates");

          (iii) that any Registrable Note not tendered will remain outstanding and continue to accrete in value until July 15, 2002 and thereafter will accrue interest, but will not retain any rights under this Registration Rights Agreement;

          (iv) that Holders electing to have a Registrable Note exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Note, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last Exchange Date; and

          (v) that Holders will be entitled to withdraw their election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount at maturity of Registrable Notes delivered for exchange and a statement that such Holder is withdrawing his election to have such Notes exchanged.

          As soon as practicable after the last Exchange Date, the Company shall:

          (i) accept for exchange Registrable Notes or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

          (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Notes or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and mail to each Holder, an

     Exchange Note equal in principal amount at maturity to the principal amount at maturity of the Registrable Notes surrendered by such Holder.

The Company shall use its best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC. The Company shall inform the Placement Agent of the names and addresses of the Holders to whom the Exchange Offer is made, and the Placement Agent shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Notes in the Exchange Offer.

          (b) In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the last Exchange Date because it would violate applicable law or the applicable interpretations of the Staff of the SEC, (ii) the Exchange Offer is not for any other reason consummated by August 15, 2000 or (iii) the Exchange Offer has been completed and in the opinion of counsel for the Placement Agent a Registration Statement must be filed and a Prospectus must be delivered by the Placement Agent in connection with any offering or sale of Registrable Notes, the Company shall use its best efforts to cause to be filed as soon as practicable after such determination, date or notice of such opinion of counsel is given to the Company, as the case may be, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Notes and to have such Shelf Registration Statement declared effective by the SEC. In the event the Company is required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (iii) of the preceding sentence, the Company shall use its best efforts to file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Notes and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Notes held by the Placement Agent after completion of the Exchange Offer. The Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective until the expiration of the period referred to in Rule 144(k) with respect to the Registrable Notes or such shorter period that will terminate when all of the Registrable Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Company further agrees to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use its best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable. The Company agrees to furnish to the Holders of Registrable Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          (c) The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or Section 2(b). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Notes pursuant to the Shelf Registration Statement.

          (d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Notes pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Notes pursuant to such Registration Statement may legally resume. As provided for in the Indenture, in the event the Exchange Offer is not consummated and the Shelf Registration Statement is not declared effective on or prior to July 15, 2000, interest on the Notes (in addition to the accrual of interest (or original issue discount) otherwise due on the Notes) will accrue from July 15, 2000, at a rate of 0.5 % per annum and be payable in cash semi-annually, commencing January 15, 2001, until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective by the SEC.

          (e) Without limiting the remedies available to the Placement Agent and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Placement Agent or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Placement Agent or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) and Section 2(b) hereof.

          3.  Registration Procedures.

          In connection with the obligations of the Company with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Company shall as expeditiously as possible:

          (a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Company and (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with
     Section 2 hereof;

          (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Notes or Exchange Notes;

          (c) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, to counsel for the Placement Agent, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Notes, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Notes; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Notes and any such Underwriters in connection with the offering and sale of the Registrable Notes covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

          (d) use its best efforts to register or qualify the Registrable Notes under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Notes covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

          (e) in the case of a Shelf Registration, notify each Holder of Registrable Notes, counsel for the Holders and counsel for the Placement Agent promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Notes for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

          (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

          (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends and enable such Registrable Notes to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least one business day prior to the closing of any sale of Registrable Notes;

          (i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use its best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

          (j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Placement Agent and its counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) and make such of the representatives of the Company as shall be reasonably requested by the Placement Agent or its counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Placement Agent and its counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Placement Agent or its counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall object;

          (k) obtain a CUSIP number for all Exchange Notes or Registrable Notes, as the case may be, not later than the effective date of a Registration Statement;

          (l) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Notes or Registrable Notes, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

          (m) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Notes, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement;

          (n) in the case of a Shelf Registration, use its best efforts to cause all Registrable Notes to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed if requested by the Majority Holders, to the extent such Registrable Notes satisfy applicable listing requirements;

          (o) use its best efforts to cause the Exchange Notes to continue to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the 1933 Act), if the Registrable Notes have been rated;

          (p) if reasonably requested by any Holder of Registrable Notes covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and
     (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such filing; and

          (q) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority of the Registrable Notes being sold) in order to expedite or facilitate the disposition of such Registrable Notes including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Notes with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Notes, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Notes, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Notes being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

          In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Notes to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Notes as the Company may from time to time reasonably request in writing.

          In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Notes pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Notes current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Notes pursuant to a Registration Statement, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company may give any such notice only twice during any 365 day period and any such suspensions may not exceed 30 days for each suspension and there may not be more than two suspensions in effect during any 365 day period.

          The Holders of Registrable Notes covered by a Shelf Registration Statement who desire to do so may sell such Registrable Notes in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Majority Holders of the Registrable Notes included in such offering.

          4.  Participation of Broker-Dealers in Exchange Offer.

          (a) The Staff of the SEC has taken the position that any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer"), may be deemed to be an "underwriter" within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes.

          The Company understands that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

          (b) In light of the above, notwithstanding the other provisions of this Agreement, the Company agrees that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be, reasonably requested by the Placement Agent or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Notes by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; provided that:

          (i) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period exceeding 180 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement) and Participating Broker-Dealers shall not be authorized by the Company to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and

          (ii) the application of the Shelf Registration procedures set forth in
     Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff of the SEC or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Company by the Placement Agent or with the reasonable request in writing to the Company by one or more broker-dealers who certify to the Placement Agent and the Company in writing that they anticipate that they will be Participating Broker-Dealers; and provided further that, in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the Company shall be obligated (x) to deal only with one entity representing the Participating Broker-Dealers, which shall be Morgan Stanley & Co. Incorporated unless it elects not to act as such representative, (y) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Placement Agent unless such counsel elects not to so act and (z) to cause to be delivered only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.

          (c) The Placement Agent shall have no liability to the Company or any Holder with respect to any request that it may make pursuant to Section 4(b) above.

          5.  Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless the Placement Agent, each Holder and each Person, if any, who controls the Placement Agent or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, the Placement Agent or any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Placement Agent, any Holder or any such controlling or affiliated Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Notes or Registrable Notes were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Placement Agent or any Holder furnished to the Company in writing by Morgan Stanley & Co. Incorporated or any selling Holder expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Company will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the 1933 Act and the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

          (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Placement Agent and the other selling Holders, and each of their respective directors, officers who sign the Registration Statement and each Person, if any, who controls the Company, the Placement Agent and any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to the Placement Agent and the Holders, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Placement Agent and Persons who control the Placement Agent, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in paragraph (a) or paragraph
(b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, from the offering of such Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of Registrable Notes of such Holder that were registered pursuant to a Registration Statement.

          (e) The Company and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Notes were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent, any Holder or any Person controlling the Placement Agent or any Holder, or by or on behalf of the Company, its officers or directors or any Person controlling the Company, (iii) acceptance of any of the Exchange Notes and (iv) any sale of Registrable Notes pursuant to a Shelf Registration Statement.

          6.  Miscellaneous.

          (a) No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

          (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Notes affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder.

          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery
(i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 6(c), which address initially is, with respect to the Placement Agent, the address set forth in the Placement Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Placement Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Placement Agreement. If any transferee of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Placement Agent (in its capacity as Placement Agent) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

          (e) Purchases and Sales of Notes. The Company shall not, and shall use its best efforts to cause its affiliates (as defined in Rule 405 under the 1933
Act) not to, purchase and then resell or otherwise transfer any Notes.

          (f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Placement Agent, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                                                                       EXHIBIT B
                                                                       ---------


                FORM OF PREFERRED REGISTRATION RIGHTS AGREEMENT


          This SERIES C PREFERRED REGISTRATION RIGHTS AGREEMENT dated as of July 7, 1999 (this "Agreement"), is between EarthWatch Incorporated, a Delaware corporation (the "Company"), and Morgan Stanley & Co. Incorporated (the "Placement Agent"), on behalf of the Holders (as defined below).

          Pursuant to the terms of a Placement Agreement dated July 7, 1999, between the Company and the Placement Agent (the "Placement Agreement"), the Company has agreed to issue and sell to the Placement Agent 199,000 Units (the "Units"), each Unit consisting of one 13% Senior Discount Note due 2007 (the "Notes") to be issued pursuant to the provisions of an Indenture to be dated as of July 12, 1999 (the "Indenture"), between the Company and The Bank of New York, trustee, and 49,095 shares (the "Preferred Shares") of 8.5% Series C Cumulative Convertible Redeemable Preferred Stock (the "Series C Preferred Stock"). The Notes and the Preferred Shares included in each Unit will become separately transferable at the close of business upon the earliest to occur of
(i) the date that is six months after the Closing Date (as defined below), (ii) the commencement of an exchange offer with respect to the Notes undertaken pursuant to the Notes Registration Rights Agreement entered into between the Company and the Placement Agent on the Closing Date, (iii) the effectiveness of a shelf registration with respect to resales of the Notes or (iv) a date determined by the Placement Agent in its sole discretion. Capitalized terms used in this Agreement but not defined shall have the meanings ascribed to such terms in the Stockholders Agreement (as defined below).

          Pursuant to the terms of the Stockholders Agreement, the Company granted certain registration rights to holders of its Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (each as defined therein). The Company and the Placement Agent wish to extend to purchasers of the Preferred Shares the same registration rights as those that apply to holders of the Series C Preferred Stock under such Stockholders Agreement. Following the Closing Date, the Company intends to seek the consent of such other parties to the Stockholders Agreement as are required to consent thereunder to an amendment that would, among other things, make the holders of the Preferred Shares parties to the Stockholders Agreement solely with respect to Articles V and VII thereof (the "Amendment"). Until the Amendment becomes effective, holders of the Preferred Shares shall have the rights granted hereunder; upon the effectiveness of such amendment, such holders shall become parties to, and be bound by, Articles V and VII of the Stockholders Agreement and their separate registration rights hereunder shall terminate.

          In consideration of the foregoing and of the mutual agreements contained herein and in the Placement Agreement, the Company and the Placement Agent hereby agree as follows:

          1.  Definitions.

          As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "Amendment" has the meaning specified in the preamble to this Agreement.

          "Board" means the board of directors of the Company from time to time.

          "Closing Date" means July 12, 1999, the date of the issuance of the Units.

          "Company" has the meaning specified in the preamble to this Agreement.

          "Demand Registration" has the meaning specified in the Stockholders Agreement.

          "Expiration Date" means June 15, 2002.

          "Holders" means the record holders of the Preferred Shares, issued pursuant to the Placement Agreement.

          "Indenture" has the meaning specified in the recitals to this Agreement.

          "Initial Public Offering" means the consummation of the first sale by the Company, or by one or more Stockholders, of shares of the common stock of the Company for cash in an underwritten public offering registered under the Securities Act.

          "Notes" has the meaning specified in the recitals to this Agreement.

          "Other Holders" has the meaning specified in the Stockholders
Agreement.

          "Placement Agent" has the meaning specified in the recitals to this Agreement.

          "Placement Agreement" has the meaning specified in the recitals to this Agreement.

          "Preferred Shares" means the shares of Series C Preferred Stock issued as part of the Units by the Company.

          "Registration Statement" means the registration statement or similar document prepared in compliance with the Securities Act in accordance with
Section 2 hereof.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Series C Preferred Stock" means the 8.5% Series C Cumulative Convertible Redeemable Preferred Stock, par value $0.001 per share, of the Company.

          "Stockholders Agreement" means that certain stockholders' agreement dated as of April 8, 1999, among EarthWatch Incorporated, Morgan Stanley & Co. Incorporated, American High-Income Trust, American Variable Insurance Series Asset Allocation Fund, American Variable Insurance Series Bond Fund, American Variable Insurance Series High-Yield Bond Fund, The Bond Fund of America, Inc., ITT Industries, Inc. and certain other persons, a copy of which is attached hereto as Annex A.

          "Units" has the meaning specified in the recitals to this Agreement.

          2.  Registration Rights Prior to Amendment.

          Prior to the effectiveness of the Amendment:

          (a) The Holders shall have all the registration rights, including all the ancillary rights related thereto, as granted to the Other Holders in
     Article V of the Stockholders Agreement, subject to the rights of the Company, as provided in subsection (c) hereof; and

          (b) The rights granted to Holders under subsection 2(a) above shall include all those rights, obligations and liabilities that are provided in
     Article V of the Stockholders' Agreement and, without limiting the scope of the applicability of Article V, the rights, obligations and liabilities that apply to Holders shall specifically include:

               (i) the right to request a Demand Registration after 180 days have passed following an Initial Public Offering;

               (ii) Piggyback Registration rights, as that term is defined in the Stockholders Agreement; and

               (iii) the provisions contained in Article V of the Stockholders Agreement which provide for indemnification by the Company or by the Holders in certain circumstances, payment of registration expenses and certain registration procedures.

          (c) The Company shall have the right to refuse a Demand Registration where the number of Preferred Shares that are proposed to be registered, combined with that number of Shares of Series C Preferred Stock held by Other Holders to which a concurrent Demand Registration relates, is less than 10% of all of the issued and outstanding Series C Preferred Stock.

          (d) Notwithstanding the foregoing, if the Company shall furnish to each Holder of Preferred Shares who makes a Demand Registration a certificate signed by an officer of the Company stating that, in the reasonable good faith judgment of the Board, it would not be in the best interests of the Company and its stockholders for such registration to be effected (because the Company is engaging in or intends to engage in an acquisition, divestiture or other material transaction or due to other extraordinary events relating to the Company, but, in any case, not including for purposes of the Company avoiding its obligations hereunder), then the Company shall have the right to defer such registration for a period of not more than 90 days after receipt of the request of the Demanding Stockholder; provided, however, that (i) the Company shall not be entitled to defer its obligation to effect a registration for an aggregate of more than 180 days within any 365-day period and (ii) the Company shall make and communicate to the selling Holder its determination in respect of a registration within 15 days of the Company's receipt of a notice of a Demand Registration from a Holder in respect of such registration or, to the extent reasonably practicable, promptly after becoming aware of such transaction.

          3.  Registration Rights Following the Amendment.

          Upon the effectiveness of the Amendment:

          (a) The Holders shall become parties to the Stockholders Agreement solely with respect to Articles V and VII thereof, and shall become Other Holders thereunder with all of the rights, benefits and obligations applicable to Other Holders under Articles V and VII thereof.

          (b) The Holders shall not become parties to any other articles of the Stockholders Agreement, nor shall they have any of the rights, benefits or obligations under any portion of the Stockholders Agreement other than Articles V and VII; provided, however, that the Amendment may provide that Holders may become parties to the Stockholders Agreement for such other purposes and with respect to such other provisions as shall be agreed upon by the Company, the Placement Agent (on behalf of the Holders) and the requisite number of persons party to the Stockholders Agreement.

          (c) The Holders' separate registration rights under Section 2 of this Agreement shall terminate.

          4.  Transfer Restrictions.

          Until such time as the Preferred Shares are registered under the Securities Act, the certificates representing the Preferred Shares shall bear a legend stamped, typed or otherwise legibly placed on the face or reverse side thereof substantially in the form set forth below:

     NOTICE IS HEREBY GIVEN THAT THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY NON-U.S. JURISDICTION. THE SECURITIES CANNOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AMENDMENT THERETO UNDER SUCH ACT AND ANY APPLICABLE LAWS OR
     (II) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH OTHER APPLICABLE LAWS. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND CERTAIN OTHER RIGHTS AND OBLIGATIONS OF THE HOLDER OF THIS CERTIFICATE ARE ALSO SUBJECT TO THE STOCKHOLDERS' AGREEMENT, DATED AS OF APRIL 8, 1999, BY AND AMONG EARTHWATCH INCORPORATED (THE "COMPANY") AND THE OTHER PARTIES THERETO (COPIES OF WHICH ARE AVAILABLE FOR REVIEW AT THE PRINCIPAL OFFICE OF THE COMPANY), AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL ALL TERMS AND CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER AS SET FORTH IN SUCH AGREEMENT.

          5.  Blue Sky.

          The Company shall use its reasonable best efforts to register or qualify the Preferred Shares proposed to be sold or issued pursuant to a registration effected by preparing and filing a registration statement under all applicable securities or "blue sky" laws of all jurisdictions in the United States in which any Holder of Preferred Shares may or may be deemed to purchase Preferred Shares and shall use its reasonable best efforts to maintain such registration or qualification through the Expiration Date; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a broker or a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 5, (ii) file any general consent to service of process or (iii) subject itself to taxation in any jurisdiction if it is not otherwise so subject.

          6.  Accuracy of Disclosure.

          The Company (and its successors) represents and warrants to each Holder (and beneficial owner of Preferred Shares) and agrees for the benefit of each Holder (and beneficial owner of Preferred Shares) that any registration statement prepared in compliance with the Securities Act and the documents incorporated by reference therein will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading and the prospectus delivered to such Holder and the documents incorporated by reference therein will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          7.  Miscellaneous.

          (a) No Inconsistent Agreements. Each of the Company and the Placement Agent represent to the other that it has not entered into, and agrees that on or after the date of this Agreement it will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Preferred Shares in this Agreement or otherwise conflicts with the provisions hereof. The Company represents that the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under the Stockholders Agreement or any other agreements.

          (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company shall have obtained the written consent of Holders representing at least a majority of the Preferred Shares affected by such amendment, modification, supplement, waiver or consent; provided that any amendment, modification or supplement to this Agreement which, in the good faith opinion of the Board (and evidenced by a resolution of such board), does not adversely affect any Holder, shall not be subject to such requirement for written consent.

          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery:

          (i) if to a Holder, at the most current address given by such Holder as reflected in the register for the Preferred Shares;

          (ii) if to the Company, initially at the Company's address set forth in the Indenture, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(c); and

          (iii) if to the Placement Agent, initially at the Placement Agent address set forth in the Placement Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this
     Section 7(c).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Preferred Shares in violation of the terms of the Placement Agreement. If any transferee of any Holder shall acquire Preferred Shares, in any manner, whether by operation of law or otherwise, such Preferred Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Preferred Shares such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

          (e) Purchases and Sales of Preferred Shares. The Company shall not, and shall use its best efforts to cause its affiliates (as defined in Rule 405 under the Securities Act) not to, purchase and then resell or otherwise transfer any Preferred Shares other than Preferred Shares acquired and cancelled.

          (f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Placement Agent, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof

          (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (k) Further Assurances. The Company, the Placement Agent and each Holder of Preferred Shares agree to execute any instruments necessary to give effect to the provisions of this Agreement.

                                                                       EXHIBIT C
                                                                       ---------

                         Opinion of Cooley Godward LLP,
                            Counsel for the Company


          The opinion of Cooley Godward LLP, counsel for the Company to be delivered pursuant to Section 4 of the Placement Agreement shall be to the effect that:

          (A) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum, and, to our knowledge, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

          (B) Each of EarthWatch-Mississippi Operations Incorporated, a Mississippi corporation, and EarthWatch Satellite Corporation, has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (C) The Placement Agreement has been duly authorized, executed and delivered by the Company.

          (D) The Notes have been duly authorized and executed and, when authenticated in accordance with the provisions of the Indenture and delivered against payment therefor in accordance with the terms of the Placement Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as
     (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability, and will be entitled to the benefits of the Indenture and the Notes Registration Rights Agreement.

          (E) The Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (F) The Notes Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally, (ii) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) rights to indemnification and contribution under the Notes Registration Rights Agreement may be limited under applicable law.

          (G) The Preferred Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) rights to indemnification and contribution under the Preferred Registration Rights Agreement may be limited under applicable law.

          (H) The Pledge Agreement has been duly authorized, executed and delivered by the Company. Assuming due authorization, execution and delivery thereof by the Trustee, and that the Trustee has full power, authority and legal right to enter into and perform its obligations thereunder, and, in the case of clause (B) below, assuming that at the time of (and immediately preceding) the transfer by the Company to the Trustee of any property or assets for deposit or credit to the Escrow Account, the Company will have rights in such property or assets (including, to the extent applicable, rights within the meaning of Sections 1-201 and 9-203 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "UCC")), which shall suffice for the grant creation and attachment of a valid and effective security interest in such property and assets in favor of the Trustee, then (A) the Pledge Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability; and (B) the grant by the Company to the Trustee of any item of Pledged Collateral that consists of financial assets based on government securities that are credited to the Pledge Agreement and the actions prescribed thereby relating to the Trustee, The Bank of New York (as securities intermediary) and the manner in which such item is to be evidenced, held, notified, created or administered) creates a valid and perfected security interest in a security entitlement in such item securing the secured obligations in effect on the date hereof.

          (I) The Amended and Restated Collateral Pledge and Security Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (J) The Preferred Stock has been duly authorized and reserved and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to any existing preemptive rights or, to such counsel's knowledge, any other similar rights.

          (K) The execution and delivery by the Company of, and the performance by the Company of its obligations under the Placement Agreement, the Transaction Documents, the Pledge Agreement and the Amended and Restated Collateral Pledge and Security Agreement (i) will not contravene (a) any provision of applicable law, (b) the certificate of incorporation or by-laws of the Company, (c) the material agreements set forth on Schedule A attached to such counsel's opinion or (d) to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and (ii) no consent, approval, authorization or order of, or qualification with, the existing security holders of the Company or any governmental body or agency is required for the performance by the Company or its subsidiaries of their obligations under the Placement Agreement, the Transaction Documents, the Pledge Agreement or the Amended and Restated Collateral Pledge and Security Agreement, except (a) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Units, the Notes and the Preferred Stock, (b) the filing of a Form D pursuant to Regulation D promulgated under the Securities Act.

          (L) After due inquiry, such counsel does not know of any legal or governmental proceedings pending or overtly threatened to which the Company is a party or to which any of the properties of the Company is subject other than proceedings fairly supervised in all material respects the Final Memorandum and proceedings which such counsel believes are not likely to have a material adverse effect on the Company or on the power or ability of the Company to perform its obligations under the Placement Agreement, the Transaction Documents, the Pledge Agreement or the Amended and Restated Collateral Pledge and Security Agreement or to consummate the transactions contemplated by the Final Memorandum.

          (M) The Company is not an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

          (N) Based upon the representations, warranties and agreements of the Company in Sections 1(o), 1(s), 1(t), 5(f), 5(g), 5(h) and 5(i) of the Placement Agreement and of the Placement Agent in Section 6 of the Placement Agreement, it is not necessary in connection with the offer, sale and delivery of the Units, the Notes or the Preferred Stock to the Placement Agent under the Placement Agreement or in connection with the initial resale of such Units, Notes or Preferred Stock by the Placement Agent in accordance with Section 6 of the Placement Agreement to register the Units, Notes or the Preferred Stock as to any subsequent resale of any such security.

          (O) The Amended and Restated Collateral Pledge and Security Agreement creates a valid security interest in those items and types of collateral described in the Amended and Restated Collateral Pledge and Security Agreement in which a security interest may be created exclusively under
     Article 9 of the Code.

          (P) The Financing Statement is in such form so as to permit filing in the Filing Offices. Upon the last to occur of attachment or filing of the Financing Statement in the Filing Offices, the security interest created by the Amended and Restated Collateral Pledge and Security Agreement shall be perfected to the extent that perfection can be effected by the filing in the Filing Offices, of a financing statement under the Code.

          (Q) There is a reasonable basis to conclude that, in a properly presented and decided case, a Colorado court, properly applying Colorado law, should find that the Collateral Agent has a valid perfected pledge of the QuickBird 1 Launch Insurance and the proceeds thereof.

          (R) The statements in the Final Memorandum under the captions "Management - Employee Benefit Plans," "Description of Units," "Description of the Notes," "Description of the Warrants," "Our Capital Stock," "Transfer Restrictions" and "United States Income Tax Considerations," insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein.

          (S) No facts have come to our attention that have caused us to believe that the Final Memorandum when issued contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the date hereof, the Final Memorandum contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that we express no view as to the financial statements and the notes thereto, financial or statistical data, or financial projections contained in the Final Memorandum.

          With respect to paragraph (S) above, counsel may state that their opinion and belief are based upon their participation in the preparation of the Final Memorandum (and any amendments or supplements thereto), but are without independent check or verification except with respect to paragraph (R) above. All defined terms that are not defined herein shall have the meaning as set forth in the Amended and Restated Collateral Pledge and Security Agreement.

                                                                       EXHIBIT D
                                                                       ---------

                     Opinion of Pierson & Burnett, L.L.P.,
                  Special Regulatory Counsel for the Company



     The opinion of Pierson & Burnett, L.L.P., counsel for the Company to be delivered pursuant to Section 4(d) of the Placement Agreement, shall be to the effect that:

     (A) Based on the foregoing, it is our opinion that the statements set forth in the Regulatory Sections fairly summarize the matters referred to therein;

     (B) No facts have come to their attention that have caused them to believe that the information contained under the captions "Risk Factors - We are subject to extensive government regulation," and "Business - Government Regulation" in the Final Memorandum, when the Final Memorandum was issued, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, or that, as of the date of such opinion, such sections contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

     (C) The Company has obtained all the necessary licenses, permits, consents and approvals (collectively, "authorizations") from the National Oceanic and Atmospheric Administration of the United States Department of Commerce and the Federal Communications Commission to operate the business of the Company as described in the Final Memorandum.

                                      D-1